UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2013

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3400 Douglas Blvd., Suite 285
Roseville, CA 95661
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On December 26, 2013, Solar Power, Inc. (the “Company”) entered into an Exchange and Release Agreement (the “Agreement”) with KDC Solar Mountain Creek Parent LLC (“KDC Solar”) and KDC Solar B LLC (“KDC Solar B”). Under the Agreement, the Company agreed to exchange a credit balance of $15,035,693 due to the Company from KDC Solar and KDC Solar B under the Engineering, Procurement and Construction Agreement (the “EPC Agreement”) for construction of a 4.55MW photovoltaic solar electricity power project located in Mountain Creek, New Jersey (the “Project”) for a 64.50% ownership interest in KDC Solar. Under the Second Amended and Restated Operating Agreement for KDC Solar dated February 18, 2014, KDC Solar B, as managing member of KDC Solar, will cause KDC Solar to make distributions to its members in accordance with each member’s ownership interest until December 31, 2028. Commencing January 1, 2029, 99% of all distributions made by KDC Solar will be distributed to the Company. In connection with the exchange, the Company agreed to release KDC Solar and KDC Solar B with respect to any obligations owed to the Company under the EPC Agreement.

In addition, upon the closing of a term debt facility for the Project, the parties agreed to enter into a Project Management Agreement whereby the Company will manage the Project for a fee of $1,000,000 which is payable upon closing of the term debt facility.

Finally, pursuant to the Agreement, KDC Solar and KDC Solar B paid the Company $782,000 for the final payment due under the Engineering, Procurement and Construction Agreement for the Middlesex project, located in North Brunswick, New Jersey.

The foregoing description of the various agreements described above do not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, the project Management Agreement and the Second Amended and Restated Operating Agreement for KDC Solar, copies of which are filed as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

Exhibit
No.	Description

10.1	Exchange and Release Agreement dated December 26, 2013

10.2	Form of Project Management Agreement

10.3	Second Amended and Restated Operating Agreement for KDC Solar Mountain Creek Parent LLC dated February 18, 2014

99.1	Press Release dated February 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: February 21, 2014	/s/ Charlotte Xi
Charlotte Xi
Interim Chief Financial Officer

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